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Exhibit No.1

TRANSFER AGREEMENT

     This Transfer Agreement (this “Agreement”) is dated as of April 30, 2004, among JEG Group Ltd. 1, a trust established under the laws of Bermuda (“JEG 1”), JEG Group Ltd. 2, a trust established under the laws of Bermuda (“JEG 2”), JEG Group Ltd. 3, a trust established under the laws of Bermuda (“JEG 3” and collectively with JEG 1 and JEG 2, the “Trusts”), Helen of Troy LLC, a Nevada limited liability company (“HoT”) and Tactica International, Inc., a Nevada corporation (“Tactica”).

Transfer of Shares; Closing

     Transfer of the Shares. On the terms and subject to ,the conditions of this Agreement, at the Closing (as defined in Section 1.03), (i) each of the Trusts shall transfer and deliver to Tactica, and Tactica shall acquire from each Trust, 1,000,000 shares of common stock, par value $0.0001 per share, of Genio Group, Inc. (collectively with any shares of common stock or other securities issued with respect to such shares including through dividends, splits, mergers, reclassifications or recapitalizations, the “Shares”) and (ii) immediately thereafter, Tactica shall transfer and deliver to HoT and HoT shall acquire from Tactica the 3,000,000 Shares in consideration of the covenants, obligations and agreements of Tactica pursuant to a Stock Purchase Agreement dated on or about the date hereof among HoT, Tactica and the other parties named therein. The transfer of the Shares is referred to in this Agreement as the “Transfer”.

     Escrow. In order to facilitate the Transfer, on or before May 15, 2004, (i) each of the Trusts shall deliver to Baker & McKenzie, as escrow agent (the “Escrow Agent”) one or more certificates representing the Shares of such Trust, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer of its Shares to Tactica, with appropriate transfer tax stamps, if any, affixed and (ii) Tactica shall deliver to the Escrow Agent stock powers duly endorsed in blank in proper form for transfer of the Shares to HoT, with appropriate transfer tax stamps, if any, affixed (the documents set forth in this Section 1.02, the “Escrow Documents”).

     Closing Date. The closing of the Transfer (the “Closing”) shall take place at the offices of Tactica, 11 West 42nd Street, New York, New York, at 10:00 a.m. on July 31, 2004 (the “Closing Date”).

     Transactions To Be Effected at the Closing. At the Closing, the Escrow Agent shall deliver to HoT the Escrow Documents.

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Representations and Warranties Relating to Each Trust and the Shares

     Each Trust hereby, severally and not jointly, represents and warrants to Tactica and HoT, as of the date of this Agreement and as of the Closing Date, as follows:

     Organization, Standing and Power. Each Trust is duly organized, validly existing and in good standing under the laws of Bermuda.

     Authority; Execution and Delivery; Enforceability. Each Trust has full power and authority to execute this Agreement and to consummate the Transfer. The execution and delivery by such Trust of this Agreement and the consummation by such Trust of the Transfer have been duly authorized by all necessary action. Such Trust has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     Good Title. Such Trust has good and valid title to its Shares free and clear of all liens. There shall be no directive, instruction or order, of any type whatsoever, given to transfer agent of Genio Group, Inc., or any other agent or representative of Genio Group, Inc., which restricts or conditions the Transfer or registration of record, legal or any other ownership rights in the Shares in the name of Tactica or HoT other than the legends set forth in Section 5.02.

     No Conflict. The execution, delivery and performance of this Agreement by the Trusts does not and will not (a) violate, conflict with or result in the breach of any provision of the trust agreement of a Trust, (b) conflict with or violate any law or order applicable to any Trust or the Shares or (c) result in the creation of any liens (other than restrictions on transfer under applicable U.S. state and federal securities laws) on any of the Shares pursuant to any note, indenture, contract, agreement, license, permit or other instrument or arrangement to which a Trust is a party or by which any of the Shares is bound.

Representations and Warranties of Tactica

     Tactica hereby represents and warrants to each Trust and to HoT, as of the date of this Agreement and as of the Closing Date, as follows:

     Organization, Standing and Power. Tactica is duly organized, validly existing and in good standing under the laws of Nevada.

     Authority; Execution and Delivery; Enforceability. Tactica has full power and authority to execute this Agreement and to consummate the Transfer. The execution and delivery by Tactica of this Agreement and the consummation by Tactica of the Transfer have been duly authorized by all necessary action. Tactica has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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     Securities Act. Except as contemplated by this Agreement, the Shares purchased by Tactica pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Tactica shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

     No Conflict. The execution, delivery and performance of this Agreement by Tactica does not and will not (a) violate, conflict with or result in the breach of any provision of its Articles of Incorporation or Bylaws, (b) conflict with or violate any law or order applicable to Tactica or the Shares or (c) result in the creation of any liens (other than restrictions on transfer under applicable U.S. state and federal securities laws) on any of the Shares pursuant to any note, indenture, contract, agreement, license, permit or other instrument or arrangement to which Tactica is a party or by which any of the Shares is bound.

Representations and Warranties of HoT

     HoT hereby represents and warrants to each Trust and to Tactica, as of the date of this Agreement and as of the Closing Date, as follows:

     Organization, Standing and Power. HoT is duly organized, validly existing and in good standing under the laws of the State of Nevada.

     Authority; Execution and Delivery; Enforceability. HoT has full power and authority to execute this Agreement and to consummate the Transfer. The execution and delivery by HoT of this Agreement and the consummation by HoT of the Transfer have been duly authorized by all necessary action. HoT has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

     Securities Act. The Shares purchased by HoT pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and HoT shall not offer to sell or otherwise dispose of the Shares so acquired by it in violation of any of the registration requirements of the Securities Act.

     No Conflict. The execution, delivery and performance of this Agreement by HoT does not and will not (a) violate, conflict with or result in the breach of any provision of its Articles of Organization or Operating Agreement, (b) conflict with or violate any law or order applicable to HoT or the Shares or (c) result in the creation of any liens (other than restrictions on transfer under applicable U.S. state and federal securities laws) on any of the Shares pursuant to any note, indenture, contract, agreement, license, permit or other instrument or arrangement to which HoT is a party or by which any of the Shares is bound.

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Covenants

     Restrictions on Transfer of Shares. HoT agrees not to transfer the Shares prior to July 31, 2005.

     Legend.

          (a)     Each of Tactica and HoT understands that the Shares may bear one or all of the following legends:

(i)      “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)      “THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A TRANSFER AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM GENIO GROUP, INC.), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT TRANSFER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

          (b)     Notwithstanding the foregoing provisions of this Section 5.02, the restrictions imposed by Section 5.02(a)(ii) shall terminate with respect to any Shares from and after the later of (i) July 31, 2005 and (ii) the time that HoT no longer beneficially owns any of such Shares. Whenever the restrictions imposed by this Section 5.02(a)(i) or (a)(ii), as the case may be, shall terminate as to any Shares, the holder thereof shall be entitled to receive a new certificate representing such Shares not bearing the restrictive legend set forth in Section 5.02(a)(i) or (a)(ii), as the case may be.

     Proxy. With respect to any Shares, until the later of (i) July 31, 2005 and (ii) the time that HoT no longer beneficially owns any of such Shares, HoT irrevocably appoints Shai Bar-Lavi, with full power of substitution and resubstitution, together with his heirs, successors and assigns, as its attorney-in-fact to vote and give or withhold consent with respect to all Shares held by (or subject to a proxy in favor of) HoT, from time to time in such manner as he shall determine in his sole and absolute discretion, at any meeting (whether annual or special and whether or not an adjourned meeting) of Genio Group, Inc. or by written consent or otherwise, giving and granting to him all powers HoT would possess if personally present and hereby ratifying and confirming all that they shall lawfully do or cause to be done by virtue hereof. HoT affirms that the

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irrevocable proxy granted above is coupled with an interest and may not, under any circumstances, be revoked except as set froth in this Section 5.03. Notwithstanding the provisions of this Section or anything in this Agreement to the contrary, the holder of the proxy described in this Section, shall not, without the affirmative written consent of HoT, vote or give consent with respect to the Shares in favor of any dividend, split, reclassification, recapitalization, reorganization or similar action, the effect of which shall adversely affect the Shares without affecting all other shares of common stock of Genio Group, Inc. in the same manner.

     Further Actions. Each of the Trusts, HoT and Tactica hereby agrees to promptly execute and deliver to the other parties hereto any and all such further instruments and documents and take such further action as such other parties may reasonably request in order to fully effect the purposes of this Agreement at the earliest practicable time, including executing and delivering such stock powers and transfers (which if requested by HoT, shall be medallion guaranteed), resolutions, documents and certificates as HoT or the transfer agent may require in order to effect the registration or transfer of the Shares in the name of HoT.

General Provisions

     Limited Responsibility. This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement. Notwithstanding anything herein to the contrary, the parties to this Agreement agree that the portions of the Texas Trust Code Sec. 111.001, et seq. of the Texas Property Code or any similar provision under any applicable law concerning fiduciary duties and liabilities of trustees shall have no effect or force under this Agreement. Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys’ fees and disbursements, arising out of or in connection with this Agreement.

     Responsibilities of Escrow Agent.

          (a)     Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned

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representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

          (b)     Escrow Agent does not have any interest in the Shares deposited hereunder but is serving as escrow holder only and having only possession thereof. Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

     Resignation of Escrow Agent; Interpleader.

          (a)     Escrow Agent may resign from the performance of its duties at any time by giving five (5) business days’ prior written notice to HoT, Tactica and the Trusts or may be removed, with or without cause, by HoT, Tactica and the Trusts, acting jointly by furnishing a notice executed by HoT, Tactica and the Trusts and delivered to Escrow Agent, at any time by the giving of five (5) business days’ prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the earlier of the appointment of a successor Escrow Agent as provided herein below or the expiration of such five (5) business days notice period and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement. Upon any such notice of resignation or removal, HoT, Tactica and the Trusts jointly shall appoint a successor Escrow Agent hereunder. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent and the retiring Escrow Agent shall transmit all Shares to the successor Escrow Agent. If HoT, Tactica and the Trusts fail to designate a substitute escrow agent within five (5) business days after the giving of such notice, Escrow Agent may institute a petition for interpleader. Escrow Agent’s sole responsibility after such five (5) business day notice period expires shall be to hold the Shares and to deliver the same to a designated substitute Escrow Agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate.

          (b)     In the event of any disagreement between HoT, Tactica and the Trusts resulting in adverse claims or demands being made in connection with the Shares or in the event that Escrow Agent is in doubt as to what action it should take hereunder, such Escrow Agent shall be entitled to retain the Shares until such Escrow Agent shall have received a written notice executed by HoT, Tactica and the Trusts, in which event Escrow Agent shall disburse the Shares in accordance with such notice. Escrow Agent shall have the right, but not the obligation to institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Escrow Agent shall act on such court order without further question or inquiry. Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Escrow Agreement or the Shares, HoT, Tactica and the Trusts hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorneys’ fees and any and all other expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

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     Survival. This Article VI hereof shall survive notwithstanding any termination of this Agreement or the resignation or removal of Escrow Agent.

General Provisions

     Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto.

     Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given received, as follows:

     (i)     if to the Trusts,

c/o Shai Bar-Lavi
199 West Shore Road
Kings Point, New York 11024

     (ii)     if to Tactica,

11 West 42nd Street
New York, New York
Fax:
Attention:

     (iii)     if to HoT,

One Helen of Troy Plaza
El Paso, Texas 79912
Fax: (915) 225-8004
Attention:

     (iv)     if to Escrow Agent,

Baker & McKenzie
2001 Ross Avenue, Suite 2300
Dallas, Texas 75201
Fax: (214) 978-3099
Attention: Daniel W. Rabun

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     Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

     Consent to Jurisdiction. Each party irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 7.07. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     Waiver of Jury Trial. Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby or thereby.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

JEG GROUP LTD. 1

By Shai Bar-Lavi, trustee

/s/ Shai Bar-Lavi

SHAI BAR-LAVI

And by Euroba Management Ltd., trustee

By:	/s/ Shai Bar-Lavi

Name:	Shai Bar-Lavi
Title:

JEG GROUP LTD. 2

By Shai Bar-Lavi, trustee

/s/ Shai Bar-Lavi

SHAI BAR-LAVI

And by Euroba Management Ltd., trustee

By:	/s/ Shai Bar-Lavi

Name:	Shai Bar-Lavi
Title:

JEG GROUP LTD. 3

By Shai Bar-Lavi, trustee

/s/ Shai Bar-Lavi

SHAI BAR-LAVI

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And by Euroba Management Ltd., trustee

By:	/s/ Shai Bar-Lavi

Name:	Shai Bar-Lavi
Title:

HELEN OF TROY LLC

By:	/s/ Vincent D. Carson

Name:	Vincent D. Carson
Title:	Manager

TACTICA INTERNATIONAL, INC.

By:	/s/ Prem Atma Ramchandani

Name:	Prem Atma Ramchandani
Title:	President

     Solely for the purposes of Sections 1.02 through 1.04 and Article VI:

BAKER & MCKENZIE

By:	/s/ Daniel W. Rabun

Name:	Daniel W. Rabun
Title:	Partner